Exhibit 10.3.3

SECOND FORBEARANCE AGREEMENT AND
GLOBAL AMENDMENT TO CREDIT DOCUMENTS

This SECOND FORBEARANCE AGREEMENT AND GLOBAL AMENDMENT TO CREDIT DOCUMENTS (the “Agreement”) is entered into as of this 24th day of January, 2006 by and among TRC COMPANIES, INC., together with its Subsidiaries signatory hereto (each, a “Borrower” and collectively, the “Borrowers”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) and the LENDERS identified on the signature pages hereof (each, a “Lender” and collectively, the “Lenders”).

BACKGROUND

A.                                   The Borrowers, the Agent and the Lenders are parties to a certain Amended And Restated Revolving Credit Agreement dated as of March 31, 2004 (as amended, supplemented and/or modified from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to make certain credit accommodations available to the Borrowers upon the terms and conditions specified in the Credit Agreement.  All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.                                     Events of Default have occurred under the Credit Agreement as a result of:  (i) the Borrowers’ failure to deliver annual, audited financial statements for the fiscal year ending June 30, 2005 in accordance with § 7.02(a) of the Credit Agreement; (ii) the Borrowers’ failure to provide quarterly financial statements for the quarter ending June 30, 2005 in accordance with § 7.02(c) of the Credit Agreement; (iii) the Borrowers’ failure to provide annual projections in accordance with § 7.02(d) of the Credit Agreement; (iv) the Borrowers’ failure to provide the Compliance Certificate required to be delivered in accordance with the annual and quarterly financial statements in accordance with § 7.03 of the Credit Agreement; (v) the Borrowers’ violation of one or more of the financial covenants contained in §§ 8.07 through 8.10 of the Credit Agreement for the period ending as of June 30, 2005; (vi) the Borrowers’ violation of one or more of the financial covenants contained in §§ 8.07 through 8.10 of the Credit Agreement for the periods ending as of September 30, 2005; (vii) the Borrowers’ violation of one or more of the financial covenants contained in §§ 8.07 through 8.10 of the Credit Agreement for the periods ending as of December 31, 2005; (viii) the Borrowers’ financial reporting control deficiencies and other accounting revaluations with respect to certain Exit Strategy contracts which may require restatements of previously provided financial statements; (ix) the Borrowers’ divestiture of Centurion Solutions LLC without the consent of the Lenders in violation of § 8.04 of the Credit Agreement; and (x) the Borrowers’ failure to pay Indebtedness owing to various parties in connection with the acquisition of Pacland in violation of § 9.01(iii) of the Credit Agreement (collectively, the “Existing Defaults”).

C.                                     On or about November 2, 2005, the Borrowers and the Lenders entered into that certain Forbearance Agreement And Global Amendment To Credit Documents pursuant to which, among other things, the Lenders agreed to a limited forbearance with respect to the Existing Defaults identified therein.

D.                                    The Borrowers have requested the Lenders to continue to forbear from exercising their rights and remedies under the Credit Documents for a limited period of time. Subject to the terms and conditions contained herein, the Lenders have agreed to the Borrowers’ request.

NOW, THEREFORE, incorporating the Background Section herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

A.                                   Acknowledgments by Borrowers.  To induce the Lenders to enter into this Agreement, each Borrower acknowledges, agrees, warrants, and represents that:

1.                                       Acknowledgment of Existing Defaults; Loans; Collateral; Waiver of Claims: (a) the Existing Defaults currently exist, constitute Events of Default under the Credit Agreement, are material in nature and have not and cannot be cured; (b) as a result of the Existing Defaults, the Borrowers may not request LIBOR Loans and the Agent and the Lenders are entitled to accelerate the Obligations and exercise all rights and remedies available to the Agent and the Lenders under the Credit Agreement; (d) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, each of the Borrowers; (e) the liens and security interests granted by each of the Borrowers to the Agent for the benefit of the Lenders pursuant to the Credit Documents are valid, legal and binding and properly recorded or filed and perfected, first priority security interests and constitute collateral for all of the Obligations; and (d) each of the Borrowers hereby waives any and all defenses, set-offs and counterclaims which it may have or claim to have against the Agent and the Lenders as of the date hereof on account of all matters set forth in the Credit Documents.

2.                                       Acknowledgment of Liabilities: as of January 23, 2006, the Borrowers are jointly and severally indebted under the Credit Agreement (in addition to all fees, costs, and other amounts recoverable thereunder), all without offset, counterclaim, or defense of any kind for: (i) outstanding principal under the Revolving Credit Facility of $59,800,000.00; (ii) accrued and unpaid interest under the Revolving Credit Facility of $347,515.28, and (iii) attorneys’ fees and other fees and costs as allowable under the Credit Agreement.

3.                                       Adequate Representation:  the Borrowers have been represented by legal counsel of their choice and are fully aware of the terms contained in this Agreement and have voluntarily, without coercion or duress of any kind, entered into this Agreement and the other documents executed in connection therewith.

B.                                     Forbearance by Lenders.  Without waiving the Existing Defaults or the Lenders’ rights and remedies with respect thereto, and subject to the terms and conditions set forth herein, the Credit Documents, and the documents executed in connection with this Agreement, the Agent and the Lenders agree to continue to make Loans under the Revolving Credit Facility up to the Maximum Available Revolving Credit Amount (as amended herein) and further agree to forbear in the exercise of their rights and remedies under the Credit Documents until the earlier of (i) July 15, 2006 or the (ii) occurrence of an Event of Default (other than the Existing Defaults) under the Credit Documents or this Agreement (the “Termination Date”).  The period from the date of this Agreement to the Termination Date shall be referred to as the “Forbearance Period”.

C.                                     Representations and Warranties.  To induce the Agent and the Lenders to enter into this Agreement, each Borrower makes the following representations and warranties to the Agent and the Lenders, each and all of which shall survive the execution and delivery of this Agreement:

1.                                       All organizational action by each Borrower and its respective officers necessary for the due authorization, execution, delivery and performance of this Agreement or any agreement executed, delivered or performed in connection therewith have been taken.

2.                                       Each person executing the Agreement or any agreement executed in connection therewith on behalf of a Borrower is an authorized officer of such Borrower and is duly authorized by such Borrower to execute same.

3.                                       This Agreement is, and each other document executed by each Borrower pursuant hereto will be the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors’ rights generally.

4.                                       Each Borrower is in compliance in all material respects with all laws (including all applicable environmental laws), regulations, and requirements applicable to its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation or other governmental requirement which would have a material adverse effect upon its business operations or financial condition.

5.                                       The execution, delivery and performance of this Agreement does not and will not: (i) conflict with, violate or result in a material breach of any provision of any applicable law, rule, regulation or order; or (ii) conflict or result in a breach of any provision of organizational documents of any Borrower.  No authorization, consent or approval or other action by, and no notice of or filing with, any governmental authority or regulatory bodies are required to be obtained or made by any Borrower for the due execution, delivery and performance of this Agreement.

6.                                       Other than the Existing Defaults, each Borrower is in full compliance with all of the covenants and conditions of the Credit Agreement and the Credit Documents.

7.                                       Other than the Existing Defaults, no default or Event of Default has occurred under the Credit Documents and no event has occurred which, with the passage of time, the giving of notice, or both, would result in a default or Event of Default under the Credit Agreement or under any of the other Credit Documents.

8.                                       The execution, delivery and performance of this Agreement does not and will not conflict with, violate or result in a breach of any provision of any agreement relating to any Indebtedness of any Borrower.

9.                                       Attached hereto, and incorporated by reference as Exhibit “A” is a true, complete and correct listing of the Joint Ventures to which any Borrower is currently a party (collectively, the “Joint Ventures”).

D.                                    Amendments to Credit Documents

1.                                       The definition of “Commitment” in the Credit Agreement is supplemented by adding the following sentence at the end of the existing definition to read as follows:  “Each Lender’s commitment shall automatically reduce concurrently with the reduction of the Maximum Available Revolving Credit Amount so as to maintain the Pro Rata Share of each Lender as provided on Schedule A to the Credit Agreement.”

2.                                       The definition of “Maximum Available Revolving Credit Amount” is amended and restated in its entirety to read as follows:

“Maximum Available Revolving Credit Amount” shall mean the maximum amount of Loans and Letters of Credit permitted to be outstanding as of the following dates:

Date	Maximum Available Revolving Credit Amount
January 25, 2006 – February 27, 2006	$62,000,000.00
February 28, 2006 – March 30, 2006	$61,600,000.00
March 31, 2006 – April 29, 2006	$61,200,000.00
April 30, 2006 – May 30, 2006	$60,800,000.00
May 31, 2006 – June 29, 2006	$60,400,000.00
June 30, 2006 and thereafter	$60,000,000.00

less any reduction to said Maximum Available Revolving Credit Amount pursuant to Section 2.04 hereof or any reductions required under the Second Forbearance Agreement And Global Amendment To Credit Documents dated as of January 24, 2006, but subject to increase in accordance with Section 2.17 hereof.”

3.                                       Section 9.01(xiv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(xiv)                   Cross-Default.  The occurrence of an Event of Default under that certain Forbearance Agreement and Global Amendment to Credit Documents dated as of November 2, 2005 or that certain Second Forbearance Agreement and Global Amendment to Credit Documents dated as of January 24, 2006;”

E.                                      Forbearance Covenants.  The Borrowers, jointly and severally, covenant and agree from and after the date hereof, and until satisfaction of the Obligations, to do the following:

1.                                       Execution of Other Documents.  At the Agent’s request, the Borrowers shall execute and deliver or cause to be delivered to Agent and/or file with the appropriate offices, such documents, pleadings, instruments, agreements, financing statements, amendments and/or other things deemed necessary by the Agent, in its sole discretion, to implement the substance and intent of this Agreement, the Credit Documents, and the other documents executed in connection herewith or therewith.

2.                                       Access.  The Borrowers shall provide the Agent and its consultant (provided that such consultant executes a mutually acceptable confidentiality agreement) with full and complete access to all financial books, records and files (whether such information is stored on any computer or disk) upon reasonable prior notice and during normal business hours to, among other things, verify cash receipts, collateral levels, and results of operations and such access may not unduly interfere with the day-to-day operations of the Borrower.  All fees and expenses incurred by the Agent and its consultant in connection with the foregoing shall be paid or reimbursed by the Borrowers as submitted by the Agent prior to the Termination Date.

3.                                       Use of Cash or Other Proceeds.  From and after the date hereof, no Borrower shall make any loans to any employee, shareholder, officer or director of the Borrowers or use any cash or other proceeds from the Borrowers’ businesses to pay any personal expenses of any employee, shareholder, officer or director of the Borrowers, or any expenses of any nature whatsoever of any affiliated entity or person, except for the reimbursement of legitimate business expenses or expenses required to be paid by the Borrowers under employment agreements with Richard Ellison and/or Christopher Vincze (in an amount not to exceed $10,000 annually for each individual).

4.                                       No Additional Liens or Indebtedness or Distributions or Asset Sales.  Other than as consented to by the Required Lenders, no Borrower shall:

(a) become an obligor or guarantor with respect to any Indebtedness owed to any entity other than: (i) the Indebtedness owed to the Lenders; or (ii) current liabilities of the Borrowers incurred in the ordinary course of business not incurred through (A) the borrowing of money or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(b) pledge any of its assets to any entity or allow, voluntary or involuntary, any liens or security interests to attach to any of their respective assets other than (i) liens and security interests in favor of the Agent and (ii) liens of carriers, warehousemen, mechanics and materialmen in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue;

(c) except with respect to the redemption of stock with stock or declaration of a dividend in stock, declare or pay any cash dividend or make any distributions to holders of any shares of stock or, directly or indirectly, redeem or otherwise acquire any such shares or any option, warrant or right to acquire any such shares;

(d) become a party to a merger, consolidation, or acquisition; or

(e) sell or otherwise dispose of any of its assets, including all or any part of any Borrower’s operating divisions.

To the extent this provision is inconsistent with Sections 8.01, 8.02, 8.04, 8.06, 8.12 or any other section of the Credit Agreement, this provision shall control.

5.                                       [Reserved]

6.                                       Financial Reporting

a.                                       Cash Flow Budget/Flash Report.  On or before January 17, 2006 and on each successive Tuesday thereafter, the Borrowers shall provide to the Lenders a rolling 13 week cash flow statement, as reviewed and approved by Glass & Associates (the “Consultant”) and in form and substance satisfactory to the Required Lenders, projecting operations and collections, on a weekly basis and comparing actual to budgeted results of operation for all prior periods;

b.                                      Backlog Report.  On or before January 30, 2006 and the 30th day after the close of each month, the Borrowers shall provide to the Lenders a monthly backlog schedule (the first schedule of which shall be as of December 31, 2005);

c.                                       Bi-Weekly Report.  On or before January 17, 2006 and each successive second Tuesday thereafter, the Borrowers shall provide to the Lenders a status report (approved by the Consultant) on various restructuring and operating initiatives including but not limited to: (i) new business generated by the Borrowers since the previously provided report;  (ii) the implementation and results of the DSO reduction initiative; (iii) the integration of the Borrowers eastern and western operations and the conversions related to the same; and (iv) the status of the settlement negotiations related to the Pacific Land Design transaction;

d.                                      Periodic Financial Reporting.  On or before January 18, 2006 (for the month ending November 30, 2005) and the 40th day after the close of each month, the Borrowers shall deliver the Lenders consolidated and consolidating statement of operations and balance sheets and consolidated cash flows, all in reasonable detail and prepared in accordance with GAAP (certified as required by § 7.02(b) of the Credit Agreement) and approved by the Consultant which fairly present the financial condition of the Borrowers as of the close of the immediately preceding month.  The Borrowers shall otherwise timely deliver the quarterly consolidating and consolidated financial reports required under § 7.02(b) and (c) of the Credit Agreement; and

e.                                       Other Items.  The Borrowers shall deliver to the Lenders such other reports, documents or the like that are reasonably requested during the Forbearance Period, including but not limited to, borrowing base certifications, in a form to be prepared by the Lenders upon the completion of the Boston field audit examination, with such frequency and with such supporting documentation as reasonably required by the Required Lenders.

7.                                       Interest/Payments.

a.                                       On and after November 1, 2005, the Loans shall bear interest at the Default Rate, and the Borrowers shall not be entitled to request or receive LIBOR Loans;

b.                                      The Borrower shall pay to the Agent all payments required under the Notes as and when due;

c.                                       Upon any sale or disposition of any assets owned by the Borrowers, the Borrowers shall remit 100% of the proceeds received on account of such sale or disposition (less any normal and actual fees, expenses and taxes incurred and directly payable from such sale or disposition) to the Agent for the payment to the Lenders which shall be applied to the unpaid principal balance of the Loans and shall permanently reduce the Maximum Available Revolving Credit Amount; and

d.                                      On June 30, 2006, the Borrowers shall pay the Agent a fee in the amount of $425,000 (for the ratable benefit of the Lenders executing the Second Forbearance Agreement) which will be fully earned on June 30, 2006 which shall be deemed part of the Obligations; provided however, that such fee shall be waived if, on or before June 30, 2006, the Loans and the Maximum Available Revolving Credit Amount have been permanently reduced to an amount equal to or less than $50,000,000.00.

8.                                       Loan Document Covenants.  The Borrowers shall otherwise comply with all other covenants contained in the Credit Documents, including, but not limited to, all financial deliveries required thereunder, in form and substance and in sufficient detail satisfactory to the Required Lenders.

9.                                       Conditions Subsequent. The Borrowers shall use their reasonable best efforts to:

a.                                       deliver a certificate evidencing the ownership for each of the Subsidiaries of TRC (and a stock power executed in blank therefor), on or before January 31, 2006;

b.                                      deliver a Collateral Assignment of each Joint Venture Agreement to which any Borrower is a party on or before January 31, 2006

c.                                       obtain assignments (in accordance with the Federal Assignment of Claims Act and any state equivalent) for any contracts with any government (or quasi-government) entities on or before March 31, 2006; and

b.                                      obtain account control agreements with respect to the Bank Accounts, except for insignificant bank accounts to be reasonably determined by the Required Lenders after identification by the Borrowers on or before March 31, 2006.

10.                                 SEC Filings and Press Releases. As soon as possible prior to filing or release, the Borrowers shall deliver to the Lenders drafts of all documents to be filed with the Security and Exchange Commission (the “SEC”) (including all Forms 10-K, 8-K and 10-Q) (the “SEC Documents”) and all press releases to be issued to the press (the “Press Releases”) and contemporaneously with the filing of any SEC Documents or the issuance of any Press Releases, the Borrowers shall deliver to the Lenders such SEC Documents and Press Releases.

11.                                 Fiscal Year End 2005 10K and Financial Statements.  On or before March 15, 2006, the Borrowers shall have filed with the SEC and delivered to the Lenders their Form 10K for Fiscal Year End 2005 accompanied by financial statements for such period, and such financial statements shall present fairly the financial condition of the Borrowers as of the close of such year and the results of its operations and its cash flows during such year, in accordance with GAAP, and shall be audited and accompanied by the unqualified opinion, satisfactory in form and substance to the Required Lenders, of an independent public accounting firm acceptable to the Required Lenders.  On or before March 31, 2006, the Borrowers shall have filed with the SEC and delivered to the Lenders their Form 10Q for Fiscal Quarter End September 30, 2005 accompanied by financial statements for such period, and such financial statements shall present fairly the financial condition of the Borrowers as of the close of such period and the results of its operations and its cash flows during such period, in accordance with GAAP.

12.                                 Investment Banker.  Unless waived in writing by the Required Lenders, on or before April 15, 2006, the Borrowers shall retain an investment banker acceptable to the Required Lenders (the “Investment Banker”) on terms and conditions satisfactory to the Required Lenders.  Such retention shall authorize the Investment Banker, on behalf of the Borrowers and its shareholders, to evaluate any opportunities to raise capital, including through an equity raise and/or issuance of tranche B or junior financing, and provide periodic reports to the Lenders and discuss the same with the Lenders.

13.                                 Financial Covenants.  On or before February 15, 2006, the Borrowers and the Lenders will establish monthly and/or quarterly financial covenants (including the calculations thereof) which shall be acceptable to the Agent and the Required Lenders in their sole and absolute discretion (which covenants, once established, shall be reported to the Agent concurrent with the submission of the Periodic Financial Reports required hereunder and a quarterly or monthly Compliance Certificate as required under § 7.03 of the Credit Agreement) and the failure of the parties to agree to such covenants on or before February 15, 2006 shall be an Event of Default hereunder and the Termination Date shall immediately occur without any prior or further notice.

F.                                      Conditions Precedent to Enforceability of Agreement.  This Agreement shall be deemed effective only after the occurrence of the following events:

1.                                       The Borrowers’ execution and delivery to the Agent of this Agreement and each of the following all in form and substance satisfactory to the Agent;

a.                                       a Stock Pledge Agreement or other related pledge agreement for each of the Subsidiaries of TRC;

b.                                      a Mortgage on the real estate owned by CUBIX Corporation;

c.                                       Resolutions approved by the Board of Directors or other governing body together with Secretary and Incumbency Certificates for each of the Borrowers; and

d.                                      and all other agreements, instruments and other documents contemplated hereby or otherwise requested by the Agent,

2.                                       The Borrowers’ payment to the Agent of a (i) forbearance fee (for the benefit of the Lenders executing this Agreement) in the amount of $300,000 to be distributed to the Lenders according to their Pro Rata Share and (ii) a documentation fee (for the sole benefit of the Agent) in the amount of $25,000, and such fees shall be deemed part of the Obligations; and

3.                                       The Borrowers’ payment to the Agent of an amount sufficient to cover all of the Lenders’ costs and expenses to date, including, without limitation, the Lenders’ costs and expenses incurred in connection with the preparation and negotiation of this Agreement (including the fees and expenses of the Lenders’ counsel) through the date of this Agreement.

G.                                     Unlimited Release by the Borrowers.  Each Borrower, on behalf of itself, and any person or entity claiming by or through it (collectively referred to as the “Releasors”), hereby unconditionally remises, releases and forever discharges the Agent, each Lender and their respective past and present officers, directors, shareholders, agents, parent corporation, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (collectively referred to as the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, cross-claims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively referred to as “Claims”), which any of Releasors ever had or now have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this Agreement, including, but not limited to, any and all Claims relating to or arising from the lending relationship between the Agent, the Lenders and the Borrowers.  Each Borrower warrants and represents that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Claims being released hereby and agrees to indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted.

H.                                    Events of Default.  Each of the following shall constitute an event of default (“Event of Default”) under this Agreement:

a.                                       Payment.  Failure of any Borrower to pay any amount as and when due hereunder or under this Agreement.

b.                                      Representations and Warranties.  Any representation or warranty made by any of the Borrowers in this Agreement shall be false or misleading in any material respect as of the date made.

c.                                       Covenants.  Failure of any Borrower to observe any covenant set forth in this Agreement.

d.                                      Agreement Invalid.  The validity, binding nature of, or enforceability of any term or provision of this Agreement is disputed by, on behalf of, or in the right or name of any Borrower or any material term or provision of this Agreement is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.

e.                                       Cross-Defaults.  The occurrence of a default or event of default (other than the Existing Defaults) under any of the Credit Documents or the Side Letter.

f.                                         Bankruptcy or Insolvency of Any Borrower.

(1)                                  Any Borrower becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing (other than as set forth in financial statements previously provided to the Lenders) its inability to pay its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian, or a substantial part of its property, or makes a general assignment for the benefit of creditors.

(2)                                  Any Borrower commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

(3)                                  Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Borrower or an order for relief is entered in any such proceeding, and any such decree or order remains in effect for a period of sixty (60) days.

(4)                                  A trustee, receiver, or other custodian is appointed for any Borrower or a substantial part of its property.

g.                                      Material Adverse Change.  A material adverse change occurs in the financial condition or credit worthiness of any Borrower or with respect to any of the Collateral, with such determination to be made by the Required Lenders in their sole and absolute discretion including, but not limited to, any change or potential change that occurs or which could occur in any Borrower’s financial condition or assets as a result of any action taken by, or on behalf of, any creditor or group of creditors of any Borrower.

h.                                      Change in Ownership/Management Structure.  Any change in the ownership or management structure of the Borrowers that has not been previously approved, in writing, by the Required Lenders in their sole and absolute discretion.

I.                                         Remedies.  An Event of Default hereunder shall constitute an Event of Default under the Credit Documents.  An Event of Default under any Credit Document shall constitute an Event of Default under all of the other Loan Documents.  Upon the Termination Date, the Lenders’ obligations hereunder shall terminate, all Obligations shall be deemed accelerated with no further notice or opportunity to cure, and the Required Lenders may direct the Agent to exercise any and all of the remedies set forth herein, in any of the documents executed in connection herewith, in any of the Credit Documents and/or under applicable law.

J.                                        Miscellaneous.

1.                                       Costs and Expenses.  Whether or not the transactions contemplated by this Agreement and the other documents to be executed in connection herewith are fully consummated, the Borrowers shall promptly pay (or reimburse, as the Agent may elect) all reasonable costs and expenses which the Lenders have incurred or may hereafter incur in connection with the reproduction, interpretation, and enforcement of this Agreement, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrowers or otherwise required.  Such reasonable costs and expenses shall include, without limitation, the reasonable fees and disbursements of counsel to the Lenders, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Lenders.  The Borrowers’ reimbursement obligations under this Section shall survive any termination of the Credit Agreement and this Agreement.

2.                                       Ratification and Confirmation. The Credit Agreement and the other Credit Documents and all the other documents executed in connection therewith remain in full force and effect, and the Borrowers and the Lenders hereby ratify and confirm their rights, duties and obligations under the Credit Agreement, the Security Agreement and the Credit Documents, as amended hereby, including, without limitation, any confession of judgment provisions contained therein.  All Obligations presently or hereafter outstanding under the Credit Documents shall continue to be secured by the Collateral set forth therein, and this Agreement does not constitute a novation of the Loans.  In the event and to the extent of any conflict between the provisions of this Agreement or the documents executed in connection with this Agreement and the provisions of the Credit Documents, the provisions of this Agreement and the documents executed in connection with this Agreement with respect thereto shall govern.

3.                                     No Waiver.  No failure or delay on the part of the Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

4.                                       Notices.  Any notice given pursuant to this Agreement, or pursuant to any other Credit Document shall be in writing, including telexes, telegrams, telecopies or electronic mail.  Notice given by telegrams, telecopies or other electronic mail, or by telex, shall be deemed to have been given and received when sent.  Notice given by overnight mail courier shall be deemed to have been given and received on the date delivered by such overnight courier.  Notice by mail shall be deemed to have been given and received three (3) days after the date deposited, when sent by certified mail, first class, postage prepaid, and addressed as follows:

If to the Borrowers:

TRC Companies, Inc.

Boott Mills South

116 John Street

Lowell, MA 01852

Attn:  Christopher Vincze, CEO

Telephone Number: 978-656-3530

Telecopy Number: 978-656-3534

Email:  CVincze@trcsolutions.com

and

21 Griffin Road North

Windsor, CT 06095

Attn:  Harold C. Elston, Jr., SVP and CFO

Martin H. Dodd, Esquire, General Counsel & SVP

Telephone Number: 860 -298-6206

Telecopy Number: 860-298-6291

Email: HElston@trcsolutions.com; MDodd@trcsolutions.com

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022-3205

Attn:  Leslie A. Plaskon, Esquire

Telephone Number: 212 -318-6421

Telecopy Number:  212-230-5137

Email: leslieplaskon@paulhastings.com

If to the Lenders (via the Agent):

WACHOVIA BANK NATIONAL ASSOCIATION

123 S. Broad Street

17th Floor, PA1246

Philadelphia, PA 19109-1199

Attn:  Patrick McGovern, Sr. Vice President

Telephone Number: 215-670-6620

Telecopy Number:  215-670-6645

Email: patrick.mcgovern@wachovia.com

With a copy to:

REED SMITH LLP

2500 One Liberty Place

1650 Market Street

Philadelphia, PA 19103-7301

Attention:  Peter S. Clark II, Esquire

Telephone Number: 215-851-8100

Telecopy Number:  215-851-1420

Email: pclark@reedsmith.com

A party may change its address by giving written notice of the changed address to the other party, as specified herein.

5.                                       Headings.  The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Agreement.

6.                                       Integration.  This Agreement and the documents referred to, comprising or relating to this Agreement constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

7.                                       Further Actions.  The Agent, the Lenders and the Borrowers agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes of this Agreement.

8.                                       Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

9.                                       Amendment and Waiver.  No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by all of the parties hereto or, with respect to the Lenders, the Required Lenders if applicable.

10.                                 Successors and Assigns.  This Agreement (i) shall be binding upon the Agent, the Lenders and the Borrowers, and upon their respective nominees, successors and assigns, and (ii) shall inure to the benefit of the Agent, the Lenders and the Borrowers, and to their respective nominees, successors and assigns, provided that the parties may assign their rights hereunder or any interest herein only to the extent such rights and interests may be assigned in accordance with the terms of the Credit Agreement

11.                                 Severability of Provisions.  Any provision of this Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

12.                                 No Third-Party Beneficiaries.  Notwithstanding anything to the contrary contained herein, no provision of this Agreement or any other document executed in connection herewith is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

13.                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, and agreeing to be legally bound hereby, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date and year first written above.

TRC COMPANIES, INC.		TRC ENVIRONMENTAL CORPORATION

By:	/s/ Christopher P. Vincze	By:	/s/ Martin H. Dodd
	Name: Christopher P. Vincze		Name: Martin H. Dodd
	Title: Chief Executive Officer		Title: Senior Vice President

TRC ENGINEERS, INC.		TRC GARROW ASSOCIATES, INC.

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Vice President and Secretary		Title: Secretary

TRC MARIAH ASSOCIATES, INC.		VECTRE CORPORATION

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Vice President and Secretary		Title: Secretary

TRC SOLUTIONS, INC.		LOWNEY ASSOCIATES

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Assistant Secretary		Title: Secretary

HUNTER ASSOCIATES TEXAS, LTD.		IMBSEN & ASSOCIATES

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

ENGINEERED AUTOMATION		GBF HOLDINGS LLC
SYSTEMS, INCORPORATED		By:	TRC Companies, Inc.,
Its Managing Member
By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd	By:	/s/ Martin H. Dodd
	Title: Secretary		Name: Martin H. Dodd
Title: Secretary

PBWO HOLDINGS, LLC		SITE-BLAUVELT ENGINEERS, INC.
(Virginia)

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

HUNTER ASSOCIATES, INC.		SITE-BLAUVELT ENGINEERS, INC.
(New Jersey)

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

E/PRO ENGINEERING AND ENVIRONMENTAL CONSULTING, LLC		ESSEX ENVIRONMENTAL, INC.

		By:	/s/ Martin H. Dodd
By:	/s/ Martin H. Dodd		Name: Martin H. Dodd
	Name: Martin H. Dodd		Title: Secretary
Title: Secretary

NEW CENTURY ENGINEERING		NOVAK ENGINEERING, INC.
SUPPORT SERVICES, LLC

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

SITE CONSTRUCTION SERVICES, INC.		BV ENGINEERING

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

SITE-BLAUVELT ENGINEERS, INC.		TRC RAVIV ASSOCIATES, INC.
(New York)

By:	/s/ Martin H. Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

CUBIX CORPORATION		EAST CANYON HOLDINGS LLC
		By:	TRC Companies, Inc.,
Its Managing Member
By:	/s/ Martin H. Dodd
Name: Martin H. Dodd
	Title: Secretary	By:	/s/ Martin H. Dodd
Name: Martin H. Dodd
Title: Secretary

SGS WITTER, INC.		SITE-BLAUVELT ENGINEERS INTERNATIONAL, LLC

By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd	By:	/s/ Martin H. Dodd
	Title: Secretary		Name: Martin H. Dodd
Title: Secretary

ENVIRONOMICS, INC.		ENVIRONOMICS TX, LLC

By:	/s/ Martin H. Dodd	By	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

PACIFIC LAND DESIGN, INC.		VPOINT

By:	/s/ Martin H Dodd	By:	/s/ Martin H. Dodd
	Name: Martin H. Dodd		Name: Martin H. Dodd
	Title: Secretary		Title: Secretary

ENVIRONOMICS SOUTHWEST, LLC		ENVIRONOMICS WEST, LLC
By:	TRC Companies, Inc.,
Its Managing Member
		By:	/s/ Martin H. Dodd
By:	/s/ Martin H. Dodd		Name: Martin H. Dodd
	Name: Martin H. Dodd		Title: Secretary
Title: Secretary

PACIFIC LAND DESIGN- ROSEVILLE, INC.		WILLIS ENGINEERING, INC.

		By:	/s/ Martin H. Dodd
By:	/s/ Martin H. Dodd		Name: Martin H. Dodd
	Name: Martin H. Dodd		Title: Secretary
Title: Secretary

ECON CAPITAL, LP

By:	/s/ Martin H. Dodd
Name: Martin H Dodd
Title: Assistant Secretary

THE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank),

By:	/s/ Patrick McGovern
Name: Patrick McGovern
Title: Senior Vice President

THE LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), Individually

By:	/s/ Patrick McGovern
Name: Patrick McGovern
Title: Senior Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Edmond J. Blough
Name: Edmond J. Blough
Title: Vice President

TD BANKNORTH, N.A.

By:	/s/ Jeffrey R. Westling
Name: Jeffrey R. Westling
Title: Senior Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Richard P. DeGrey
Name: Richard P. DeGrey
Title: Vice President

EXHIBIT A

SECOND FORBEARANCE AGREEMENT AND

GLOBAL AMENDMENT AGREEMENT

JOINT VENTURES